                                                                     EXHIBIT 3.8

                                     CHARTER

                                       OF

               TECHNICAL AND BUSINESS INSTITUTE OF TENNESSEE, INC.


        The undersigned, having capacity to contract and acting as the incorporator of a corporation under the Tennessee Business Corporation Act, as amended, adopts the following charter for such corporation:

        1. The name of the corporation is Technical and Business Institute of Tennessee, Inc.

        2. The duration of the corporation is perpetual.

        3. The registered office of the corporation is located at 102 Woodmont Boulevard, Suite 800, Nashville, Tennessee 37205; the county in which such office is located is Davidson County. The name of its registered agent at that office is Dennis Bradby.

        4. The name and address of the incorporator of the corporation are as follows:

           Elizabeth Enoch Moore
           424 Church Street
           Suite 2800
           Nashville, Tennessee 37219

        4. The address of the principal office of the corporation shall be 102 Woodmont Boulevard, Suite 800, Nashville, Tennessee 37205.

        5. The corporation is for profit.

        6. The purpose or purposes for which the corporation is organized are: to engage in any lawful business.

        7. The maximum number of shares of common stock which the corporation shall have the authority to issue is one thousand shares (1,000), no par value.


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        8. Holders of shares of the common stock of the corporation are entitled to receive the net assets of the corporation upon dissolution.

        9. A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or
(iii) for a distribution to shareholders that is unlawful. If Tennessee law is amended or modified to authorize corporate action eliminating or further limiting the personal liability fo directors, then the liability of a director of the corporation shall thereupon be eliminated or limited, without the necessity of further amendment of this Charter, to the fullest extent permitted by Tennessee law. Any repeal or modification of the provisions of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

        Dated this 1st day of August, 1995.


                                     /s/ Elizabeth E. Moore
                                     ----------------------------------------
                                     Elizabeth Enoch Moore, Incorporator


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                               ARTICLES OF MERGER
                                       OF
               TECHNICAL AND BUSINESS INSTITUTE OF AMERICA, INC.,
                             a Michigan corporation
                                      INTO
              TECHNICAL AND BUSINESS INSTITUTE OF TENNESSEE, INC.,
                             a Tennessee corporation

         Pursuant to the provisions of Section 48-21-105 of the Tennessee Business Corporation Act, the undersigned domestic and foreign corporations adopt the following Articles of Merger:

         1. The names of the corporations participating in the merger and the States under the laws of which they are organized are as follows:

                Name of Corporation                       State of Incorporation
                -------------------                       ----------------------

         Technical and Business Institute                         Michigan
           of America, Inc.

         Technical and Business Institute                         Tennessee
           of Tennessee, Inc.

         2. The Plan of Merger is set forth on the attached Exhibit A.

         3. The name of the surviving corporation of the merger is Technical and Business Institute of Tennessee, Inc., which shall herewith be changed to Technical and Business Institute of America, Inc., a Tennessee corporation.

         4. As to Technical and Business Institute of America, Inc., the Plan of Merger was duly adopted by written consent of the sole shareholder on July 31, 1995.

         5. As to Technical and Business Institute of Tennessee, Inc., the Plan of Merger was duly adopted by written consent of the sold shareholder on August 1, 1995.

         6. The merger is to be effective upon filing of these articles of merger by the Secretary of State.

         Dated: August 1, 1995.

                                         TECHNICAL AND BUSINESS INSTITUTE OF
                                         AMERICA, INC.


                                         By: /s/ Doctor R. Crants
                                             -----------------------------------
                                         Title: President
                                                --------------------------------



                                         TECHNICAL AND BUSINESS INSTITUTE OF
                                         TENNESSEE, INC.


                                         By: /s/ Doctor R. Crants
                                             -----------------------------------
                                         Title: President
                                                --------------------------------










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                                   EXHIBIT A


                            [Intentionally omitted]